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                                                                    EXHIBIT 4.3C


                          CLASSIC COMMUNICATIONS, INC.
                   (formerly Classic Telecommunications, Corp.


         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 31, 1995, by and among CLASSIC COMMUNICATIONS, INC. (formerly Classic Telecommunications Corp.), a Delaware corporation (the "COMPANY"), J. MERRITT BELISLE ("BELISLE"), AUSTIN VENTURES, L.P., a Delaware limited partnership ("AUSTIN"), AUSTIN VENTURES III-A, L.P., a Delaware limited partnership ("AUSTIN III-A"), AUSTIN VENTURE III-B, L.P., a Delaware limited partnership ("AUSTIN III-B"), Austin , Austin III-A and Austin III-B are collectively referred to as "AUSTIN VENTURES"), BT CAPITAL PARTNERS, INC., a Delaware corporation ("BT CAPITAL"), TEXAS GROWTH FUND, a trust fund created by the Constitution of the State of Texas ("GROWTH FUND"), NATIONSBANC CAPITAL CORP., a Texas corporation ("NATIONSBANC"), and THE CHASE MANHATTAN BANK, N.A. ("CHASE"). Austin, Austin III-A, Austin III-B, BT Capital, Growth Fund, NationsBanc and Chase are collectively referred to as the "INVESTORS" and individually as an "INVESTOR".

        WHEREAS, the Investors are the owners of all of the issued and outstanding capital stock of the Company and all warrants to acquire capital stock of the Company: and

'WHEREAS. the Company, Austin Ventures. BT Capital. Growth Fund, NationsBanc and Belisle are parties to that certain Registration Rights Agreement dated as of October 15. 1995 the "Prior Agreement"); and

        WHEREAS, the Company wishes to induce the Investors to recapitalize the Company on and as of the date hereof by granting certain registration rights to the Investors.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

        1. Definitions. As used herein the following defined terms shall have the following respective meanings:

        (a) The term "CAPITAL STOCK" means the Company's Voting Common Stock. Nonvoting Common Stock and any other class of common stock created by the Company in the future.

        (b) The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


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        (c) The term "EXCHANGE ACT REGISTRATION STATEMENT" means a registration statement filed with the SEC pursuant to the Exchange Act.

        (d) The "HOLDERS" means any holder or holders of shares of Capital Stock issued to the Investors.

        (e) The term "INDEMNIFIED PARTY" has the meaning set forth in subparagraph 6(c).

        (r) The term "INDEMNIFYING PARTY" as the meaning set forth in subparagraph 6(c).

        (g) The term "NONVOTING COMMON STOCK" means the Company's Nonvoting Common Stock, par value $0.01 per share.

        (h) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) or the Exchange Act and the declaration or ordering of the effectiveness of such registration statement.

        (i) The term "REGISTRABLE SECURITIES" means all shares of Capital Stock of the company which are Shares.

        (j) The term "SEC" means the Securities and Exchange Commission.

        (k) The term "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (1) The term "SHARES" means all shares of Capital Stock of the Company held by the Investors or which the Holders shall have acquired by or through the Investors (including such shares as may represent stock dividends or a stock split or those acquired pursuant to any conversion right or preemptive right of purchase).

        (m) The term "VOTING COMMON STOCK" means the Company's Voting Common Stock. par value $0.01 per share.

2.      Company Registration.

               (a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or



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        holders, in a registration statement covering the sale of Capital Stock to the general public pursuant to an underwritten public offering (except with respect to any registration filed on Form S-8, Form S-4 or any successor forms thereto), the Company will: (i) give to each Holder written notice thereof at least ninety (90) days before the initial filing of such registration if such registration relates to the Company's initial public offering of Capital Stock, or forty-five (45) days before filing if such registration is a subsequent registration; provided, however, in the case of a Registration Statement for Form S-3, the company shall be required to give each Holder written notice of the proposed filing thereof promptly after a decision to make such filing has been made and in no event less than ten (10) business days prior to filing: and (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within thirty days after receipt of such written notice from the Company, or, in the case of a Registration Statement on Form S-3, within seven (7) business days after receipt of such written notice, by any Holder or Holders, except as set forth in subparagraph 2(b) below. The notice referred to in this subparagraph shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws.

                  (b) The right of any holder to registration pursuant to this Paragraph 2 shall be conditioned upon such Holder's participation in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, and may, at their option, require that any or all of the representations and warranties by and the covenants and other agreements on the part of, the Company to and for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the company or the underwriter other than those relating to such Holders., their Shares and their intended methods of distribution and information about such Holders provided by such Holders for use in the registration statement. If requested by the underwriter, the Holders will agree, for themselves and their affiliates, not to sell or offer to sell any shares of their Capital Stock for a reasonable period of time (not to exceed one hundred eighty (180) days) after the effective date of the registration statement. Notwithstanding any other provision of this Paragraph 2, if the underwriter determines that marketing factors require a limitation of the numbers of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting; provided, however, that with respect to such registration, the underwriter may not limit the amount of Registrable Securities included in such registration and underwriting to less than an amount equal to the product of (i) the total number of shares of Capital Stock held


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        by all shareholders of the company (including the Holders) that are proposed to be included such registration and underwriting and (ii) a fraction, the numerator of which is the total number of Registrable Securities held by all selling Holders and the denominator of which is the total number of shares held by all selling shareholders (including the selling Holders). The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. If any selling shareholder withdraws from the registration and underwriting the Company will include in any such registration a proportional number of additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

        3.   Requested Registration

             (a) If at any time following the consummation of an initial public offering of Capital Stock, the Company receives from any one (1) of (x) Austin Ventures, (y) BT Capital, or (z) NationsBanc, a written request that the Company effect a registration under the Securities Act with respect to Registrable Securities, the Company will, as expeditiously as possible, notify in writing all the Holders of such request and use its diligent best efforts to effect all such registrations (Including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations applicable to the Company of any applicable governmental agencies and authorities, including the applicable blue sky or other state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with any Registrable Securities held by other Holders who may desire to participate in such registration; provided, however, that a Holder's request may not be made within three months following the effectiveness of any registered public offering of Capital Stock or within one hundred twenty (120) days following the Company's receipt of any effective request for registration pursuant to this subparagraph 3(a); and provided, further, that before filing any such registration statement or any amendments or supplements thereto, the Company will (x) furnish to the Holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, and (y) give the Holders of Registrable Securities to be included in such registration statement and their representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such


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        registration statement or any amendments or supplements thereto; and
        provided, further, that after the Company has effect one such registration pursuant to this subparagraph 3(a) at the request of the Holders and such registration has been declared or ordered effective, then at the request of any one (1) of (x) Austin Ventures, (y) BT Capital, or (z) NationsBanc (other than the Investor that requested the first registration pursuant to this subparagraph 3(a)), the Company shall effect one (1) additional registration upon the same terms and conditions as set forth in this subparagraph 3(a) for the initial registration. With respect to any registration requested pursuant to this paragraph 3, the company may include in such registration any other shares of Capital Stock, subject to the restrictions set forth in subparagraph 3(c) only upon the written consent of the Holders of a majority of the shares of Registrable Securities being registered in the registration.

             (b) Subject to subparagraph 3(a) above and the other terms and conditions contained herein, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within ninety (90) days after (i) receipt of the request or requests of the Holders or (ii) the date on which the Holders agree, pursuant to subparagraph 3(c), on the terms and conditions of an underwriting, if applicable, as evidenced by its acceptance of a letter of intent describing such terms and conditions, whichever is later; provided, however, that if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the company and its stockholders for such registration statement to be filed at the date filing would be required hereunder and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than sixty(60) days within which to file such registration statement (which additional period may be extended to ninety (90) days if such deferral will materially reduce the expenses of such registration due to the elimination of the need for any special audits to be performed in connection with such registration.)

             (c) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subparagraph 3(a). In such event. if so requested in writing by the Company, the Holders shall negotiate in good faith with a nationally recognized underwriter, or underwriters, or major regional underwriter or underwriters acceptable to the Holders, selected by the Company and reasonably satisfactory to the Holders with regard to the underwriting of such requested registration; provided, however, that if the Holders of the majority of shares to be registered have not agreed with such underwriter(s), in their discretion. as to the terms and conditions of such underwriting within thirty (30) days following commencement of such negotiations, the Holders may select an underwriter of their choice. The right of the Holders to registration pursuant to


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        this Paragraph 3 shall be conditioned upon the Holder's participation in such underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Paragraph 3. Notwithstanding any other provision of this Paragraph 3, if the underwriter advises the Company in writing with a copy to the Holders that marketing factors require a limitation of the number of shares to be underwritten. the Company shall so advise all Holders. and the Company will include in such registration up to the maximum allowed by such underwriter (x) first. as many shares as possible of Registrable Securities requested to be included by the applicable Holders. which shall be allocated among all Holders thereof in proportion. as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement, and (y) second, shares to be sold by the Company or other holders of Capital Stock, if any. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company. the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

             (d) The Company will use its best efforts to do any and all other acts which may be necessary or advisable to enable each selling Holder to dispose of the Registrable Securities being sold including, without limitation, furnishing to each such seller (x) the number of copies of the registration statement and of the exhibits and the prospectus contained therein reasonably requested by each such Holders, and (y) signed counterparts, addressed to each such Holders, of an opinion of the Company's counsel and a "cold comfort" letter of the Company's independent certified public accountants with respect to the matters customarily covered in such documents delivered to underwriters in underwritten public offerings.

        4. Expenses of Registration. All expenses incurred in connection with any registration or qualification pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay fees of legal counsel of the Holders, or underwriters' discounts or commissions relating to registrable Securities (such underwriters' fees, discounts or commissions to be borne by the Holders, on a pro rata basis, based on the number of shares of Registrable Securities sold by each of them).


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        5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of such registration (any state qualification) and as to the completion thereof.)

        6. Indemnification.

            (a) The Company will indemnify each Holder of Registrable Securities. each of the Holder's officers directors. partners and employees, and each person controlling such Holder. with respect to such registration or qualification effected pursuant to this Agreement and in which Registrable Securities of the Holders are included, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement or other document incident to any such registration or qualification. or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitations the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. qualification or compliance and will reimburse each such Holder, each of such Holder's officers. directors, partners, and employees, and each person controlling such Holder, for any legal and any other reasonable expenses incurred in connection with investigating or defending any such claim. loss. damage, liability or action. including reasonable attorneys fees and expenses; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the company by such Holder in a signed document. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of any Holder or any such officer, director, partner, employee or controller person and shall survive any transfer by the same of the Registrable Securities.

            (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration or qualification is being effected, indemnify the Company, each of its directors, officers and employees, each person who controls the Company, and each other such Holder, each of such other Holder's officers, directors, partners and employees, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based upon any untrue statement (alleges untrue statement) of a material fact contained in any such registration statement, prospectus or other document,


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        or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, employees or persons for any legal or any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the company by such Holder. Notwithstanding the foregoing, the liability of any such Holder shall not exceed an amount equal to the proceeds realized by each such Holder of Registrable Securities sold as contemplated herein. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of the company, any such director, officer, partner, employee, or controlling person and shall survive the transfer of such securities by such Holder.

             (c) Each party entitled to indemnification under this Paragraph 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between the Indemnifying Party and the Indemnified Party, the indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that in any event counsel for the Indemnifying Party or Indemnified Party who shall conduct the defense of such claim or litigation as provided above shall be approved by the other Party (which approval shall not be unreasonably withheld), and such other Party may participate in such defense at such party's expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying party of its obligations under this Paragraph 6 unless such failure shall have had a material adverse effect on the Indemnifying party's ability to defend such claim.

             (d) The Indemnified Party shall make no settlement of any claim or litigation which would give rise to liability on the part of the Indemnifying Party under any indemnity contained in this Paragraph 6 without the written consent of the Indemnifying Party, which consent shall not be unreasonably withhold or delayed, and no Indemnifying Party shall make any settlement of any such claim or litigation without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party desired to accept and agree to such offer, but the Indemnifying Party elects not to accept or agree to such offer within ten 910) days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified party


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        shall continue to contest or defend such claim or litigation and, if such claim or litigation is within the scope of the Indemnifying Party's indemnity contained in this paragraph 6, the indemnified Party shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation defended by the Indemnifying Party and the Indemnifying Party notifies the Indemnified Party in writing and the Indemnifying Party desires to accept and agree to such offer, but the Indemnified Party elects not to accept or agree to such offer within ten
        910) days after receipt of written notice from the Indemnifying party of the terms of such offer, then, in such event, the Indemnified Party may continue to content or defend such claim or litigation and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this Agreement with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) to the date of notice that the Indemnifying Party desired to accept such settlement offer.


             (e) The indemnification payments required pursuant to this Paragraph 6 for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.

         7. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration or qualification referred to in this Agreement. The Company agrees to include in any such registration statement all information concerning the Holders and their distribution which the Holders shall reasonably request.

         8. Filing of Reports Under the Exchange Act. The Company shall give prompt notice to the Holders of (a) the filing of any Exchange Act Registration Statement relating to any class of equity securities of the company, and (b) the effectiveness of such exchange Act Registration Statement, in order to enable the Holders to comply with any reporting requirements under the Exchange Act or the Securities Act. The Company shall, at any time after the Company shall register any shares of Common Stock under the Securities Act and upon the written request of the Holders, file an Exchange Act Registration Statement relating to any class of equity securities of the Company then held by the Holders or issuable upon conversion or exercise of any class of debt or equity securities or warrant or options of the company then held by the Holders, whether or not the class of equity securities with respect to which such request is made shall be held by at least




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the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

     9. Rule 144 Reporting. With a view to making available to the Holders benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, after the completion of any registration pursuant to Paragraph 2 above, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any successor provision thereto, at all times;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

         (c) so long as a Holder owns any Shares (or other securities of the company), to furnish to such Holder forthwith upon its request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

         (d) take any further action reasonably requested by a Holder to enable such Holder to sell its Registrable Securities without registration under Rule 144, under any successor provision, or any similar rule or regulation promulgated by the SEC from time to time.

     10. Transfer of Registration Rights. The Rights to cause the Company to register Registrable Securities that are granted by the Company under Paragraph 2 may be assigned by a Holder to a permitted transferee or assignee of any of its Registrable Securities; provided, however, that the Company is given written notice by the Holder at the time of or within a reasonable time after the transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Subject to the foregoing provision, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assign; provided , further, that the registration rights granted in this Agreement shall not be transferred to persons who received Registrable securities pursuant to a registration statement under the Securities Act or pursuant to a transaction under Rule 144 or any successor provision thereto.


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     11.   Changes. The terms and provisions of this Agreement may not be modified or amended, except that they may be modified or amended with the written consent of (a) the Company and (b) the Holders of a majority of the Shares outstanding. None of the terms and provisions of this Agreement may be waived except in writing by the person so waiving.

     12. Granting of Registration Rights. The Company shall not, without the prior written consent of Holders of seventy-five percent (75%) of the Shares then outstanding which have not already been registered , grant any rights to any persons to register any shares of Capital stock or other securities of the company if such rights could reasonably be expected to conflict with or be on parity with the rights of the Holders of the Shares.

     13. Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of law thereof.

     14. Notice. All notices and other communications required or permitted to be given in respect of this Agreement shall be deemed to have been given or made if delivered personally or if mailed by registered or certified mail return receipt requested, to the following parties at the following addresses, or, in each case, at such other address or addresses as any party shall hereafter specify by written notice to the others:

         To the Company:                     Classic Communications, Inc.
                                             515 Congress Avenue
                                             Suite 2626
                                             Austin, Texas 78701
                                             Attn: J. Merritt Belisle
                                             Facsimile No.: (512) 476-5204

         With a copy (which shall
         not constitute notice) to:          Winstead Sechrest & Minick P.C.
                                             100 Congress Avenue
                                             Suite 800
                                             Austin, Texas 78701
                                             Attn: Cary Ferchill
                                             Facsimile No: (512) 370-2841

         To Belisle:                         J. Merritt Belisle
                                             515 Congress Avenue
                                             Suite 2626
                                             Austin, Texas 78701
                                             Facsimile No.: (512) 476-5204



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         With a copy (which shall
         not constitute notice) to:          Winstead Sechrest & Minick P.C.
                                             100 Congress Avenue
                                             Suite 800
                                             Austin, Texas 78701
                                             Attn: Cary ferchill
                                             Facsimile No: (512) 370-2841


         To Austin Ventures:                 Austin Ventures, L.P.
                                             Austin Ventures III-A, L.P.
                                             Austin Ventures III-B, L.P.
                                             c/o Austin Ventures
                                             1300 Norwood Tower
                                             114 West 7th Street
                                             Austin, Texas 78701
                                             Attn: Jeffery C. Garvey
                                             Facsimile No.: (512) 476-3952


         To BT Capital:                      BT Capital partners, Inc.
                                             280 Park Avenue
                                             32 West
                                             New York, New York 10015
                                             Attn: Robert Marakovits
                                             Facsimile No.: (512) 454-2421

         To Growth Fund:                     Texas Growth Fund
                                             c/o TGF Management Corp.
                                             100 Congress, Suite 980
                                             Austin, Texas 78701
                                             Attn: James J. Kozlowski and
                                                      Steven M. Soileau
                                             Facsimile No.: (512) 322-3101

As to Austin Ventures,
BT Capital and Growth
Fund, with copies (which
shall not constitute notice
to:                                    Edens, Snodgrass, Nichols & Breeland P.C.
                                       111 Congress, 2800 Franklin Plaza
                                       Austin, Texas 78701
                                       Attn: Patrick K. Breeland, Esq.
                                       Facsimile No.: (512) 595-5911

                                       Jenkens & Gilchrist
                                       2200 One American Center
                                       600 Congress Avenue
                                       Austin, Texas 78701
                                       Attn: William Volk, Esq.
                                       Facsimile No.: (512) 404-3520

To NationsBanc:                        NationsBanc Capital Corp.
                                       NationsBanc Corporate Center
                                       100 North Tryon Street
                                       Charlotte, North Carolina 28255
                                       Attn: Michael F. Elliott
                                       Facsimile No.: (704) 386-6432

With a copy (which shall not
constitute notice to:                  Fennebresque, Clark, Swindell & Hay
                                       NationsBanc Corporate Center
                                       Suite 2900
                                       100 North Tryon Street
                                       Charlotte, North Carolina 28202-4011
                                       Attn: Jeff S. Hay, Esq.
                                       Facsimile No.: (704) 347-3838

To Chase:                              The Chase Manhattan Bank, N.A.
                                       One Chase Manhattan Plaza, 10th Floor
                                       New York, New York 10081
                                       Attn: John P. White
                                       Facsimile No.: (212) 552-7623

With a copy (which shall not
constitute notice) to:                 Milbank, Tweed, Hadley & McCloy
                                       One Chase Manhattan Plaza, 47th Floor
                                       New York, New York 10005
                                       Attn: Richard J. Wight
                                       Facsimile Nol: (212) 530-5219

All such notices and communications, if mailed, shall be deemed to have been given on the third business day after the mailing thereof.

     15. Termination. This Agreement shall terminate with respect to any Holder upon the later to occur of (a) ninety (90) days following the effective date of a registration under the Securities Act or 9b) such Holder's ownership of Shares falls below one percent (!) Of the issued and outstanding shares of Capital Stock.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute a single agreement.

     17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

     18. Severability. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining portions of this Agreement shall continue in full force and effect.

     19. Prior Agreement. This Agreement supersedes and replaces in its entirety the Prior Agreement.

     IN WITNESS WHERE, the undersigned have cause this Amended and Restated Registration Rights Agreement to be duly executed by their authorized officers as of the day and year first above written.

                                   CLASSIC TELECOMMUNICATIONS CORP.
                                   By: /s/
                                      ----------------------------------------
                                          Stephen S. Smith President


                                   BELISLE:
                                   /s/
                                   -------------------------------------------
                                          J. Merritt Belisle

                              AUSTIN VENTURES, L.P.
                              By:  AV Partners, L.P., Its General Partner
                                   By:  /s/
                                      ----------------------------------------
                                        Jeffery C. Garvey


                              AUSTIN VENTURES III-A, L.P.
                              By:  AV Partners III, L.P., Its General Partner
                                   By:  /s/
                                      ----------------------------------------
                                        Jeffery C. Garvey


                              AUSTIN VENTURES III-B, L.P.
                              By:  AV Partners III, L.P., Its General Partner
                                   By:  /s/
                                      ----------------------------------------
                                        Jeffery C. Garvey


                              BT CAPITAL PARTNERS, INC.
                              By:  /s/
                                 ---------------------------------------------
                                   Robert Marakovits


                              Board of Trustees of TEXAS GROWTH FUND -
                              1991 Trust, as Trustees
                              By:  TGF Management Corp.,
                                   its Executive Directors
                                   By:  /s/
                                      ----------------------------------------
                                        James J. Kozlowski, President


                              NATIONSBANC CAPITAL CORP.
                              By:  /s/
                                 ---------------------------------------------
                                   Michael F. Elliott, Sr. Vice President


                              CHASE MANHATTAN BANK
                              (National Association)
                              By:  /s/
                                 ---------------------------------------------
                                   John P. White, Vice President

                                                                     EXHIBIT A


                               [FORM OF SECURITY]
                               (Face of Security)

                               CUSIP No. 182728AC9

                          CLASSIC COMMUNICATIONS, INC.

                      -------------------------------------

                      13 1/4% SENIOR DISCOUNT NOTE DUE 2009

No. 1                                                               $114,000,000

         Classic Communications, Inc. hereby promises to pay to CEDE & CO. or registered assigns the principal sum of ONE HUNDRED FOURTEEN MILLION DOLLARS on the Maturity Date of August 1, 2009.

Interest Payment Dates:  February 1 and August 1, commencing February 1, 2004

Record Dates: January 15 or July 15

Reference is hereby made to the further provisions on this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         IN WITNESS WHEREOF, Classic Communications, Inc. and Bank One, N.A. have caused this instrument to be signed manually or by facsimile by each of their respective duly authorized officers.

Dated: July 29, 1998


                                    CLASSIC COMMUNICATIONS, INC., as Issuer



                                    By:
                                       -----------------------------------------
                                    Name:  Steven E. Seach
                                    Title: President and Chief Financial Officer




Certificate of Authentication:

         This is one of the 13 1/4% Senior Discount Notes due 2009 referred to in the within-mentioned Indenture.

BANK ONE, N.A., as Trustee


By                                        Date of Authentication: July 29, 1998
  ----------------------------------
  Authorized Signatory

                              (Reverse Of Security)

                          CLASSIC COMMUNICATIONS, INC.

                      -------------------------------------

                      13 1/4% Senior Discount Note Due 2009


         1. Interest.

         Classic Communications, Inc., a Delaware corporation (the "Issuer") promises to pay the principal of this Security on August 1, 2009. Beginning on August 1, 2003, cash interest on the Securities will accrue at the rate of 13 1/4 per annum and will be payable semiannually in arrears on February 1 and August 1, commencing February 1, 2004, to holders of record at the close of business on the January 15 and July 15 immediately preceding the interest payment date. Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from August 1, 2003. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. No cash interest will accrue on the Discount Notes until August 1, 2003, except as provided in the next paragraph. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         In the event that (i) an exchange offer registration statement under the Securities Act ("Exchange Offer Registration Statement") is not filed with the SEC on or prior to 60 days following July 29, 1998, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to 120 days following July 29, 1998 or (iii) the Exchange Offer is not consummated on or prior to 150 days following July 29, 1998, cash interest will accrue on the Securities (in addition to the accretion of original issue discount on the Securities) at a rate per annum of one-quarter of one percent of the Accreted Value of the Securities (a) following such 60-day period in the case of (i) above, (b) following such 120-day period in the case of clause (ii) above, (c) following such 150-day period in the case of (iii) above and (d) following each such subsequent 90-day period in the case of clauses (i), (ii) and (iii) above; provided that the aggregate increase in such interest rate will in no event exceed one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement in the case of clause (ii) above or
(z) the day before the date of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement. as the case may be, in the case of clause (iii) above, the payment of cash interest will cease, from the date of such filing, effectiveness or day before the date of the consummation, as the case may be.

         2. Method of Payment.

         The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Issuer maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

         3. Paying Agent and Registrar.

         Initially, Bank One, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Issuer or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

         4. Indenture.

         This Security is one of a duly authorized issue of Securities of the Issuer, designated as its 13 1/4% Senior Discount Notes due 2009 (the "Securities"), limited in aggregate principal amount at maturity to $114,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of July 29, 1998 (the "Indenture"), among the Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those required to be made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

         5. Optional Redemption.

         (a) The Securities are not redeemable prior to August 1, 2003, except as provided in clause (b) or (c) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Issuer, at redemption prices (expressed as percentages of the Accreted Value) set forth below, if redeemed during the 12-month period beginning August 1 of the year indicated below, in each case together with interest accrued and unpaid to but excluding the date fixed for redemption:

         Year                                                Percentage
         ----                                                ----------
         2003.........................................         106.63%
         2004.........................................         104.42%
         2005.........................................         102.21%
         2006 and thereafter..........................        100.000%

         (b) At any time prior to August 1, 2001, the Issuer may redeem all (but not less than all) of the Securities with the Net Cash Proceeds of one or more Equity Offerings of or Strategic Equity Investment in the Issuer, at a redemption price in cash equal to (expressed as a percentage of the Accreted Value) 113.25% of the principal amount at maturity thereof, plus accrued and unpaid interest to the date fixed for redemption. Any such redemption pursuant to this paragraph will be required to occur within 45 days following the closing of any such Equity Offering or Strategic Equity Investment.

         (c) Upon the occurrence of a Change of Control, the Issuer may redeem all, but not less than all, the Securities in cash, at a redemption price equal to the Accreted Value thereof plus accrued and unpaid interest to the date of redemption plus the Applicable Premium. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 30 days following the occurrence of a Change of Control. The Issuer may not redeem Securities pursuant to this paragraph if it has made a Change of Control Offer with respect to such Change of Control.

         6. Notice of Redemption.

         Notice of redemption will be mailed by first-class mail at least 30 and not less than 60 days before the redemption date to each Holder of Securities to be redeemed at the address appearing in the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

         7. Purchase upon Occurrence of a Change of Control.

         Within 30 days of the occurrence of a Change of Control, the Issuer will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the Accreted Value thereof plus any accrued and unpaid interest thereon.

         8. Denominations; Transfer; Exchange.

         The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

         9. Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

         10. Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuer at its request. After such repayment Holders of Securities entitled to such funds must look to the Issuer for payment unless an abandoned property law designates another person.

         11. Discharge Prior to Redemption or Maturity.

         The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

         12. Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not materially and adversely affect the rights of any Holder of Securities.

         13. Restrictive Covenants.

         The Securities are senior unsecured Indebtedness of the Issuer limited to the aggregate principal amount at maturity of $114,000,000. The Indenture restricts, among other things, the ability of the Issuer or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Issuer and its Restricted Subsidiaries may incur and limits the terms on which the Issuer and its Restricted Subsidiaries may engage in Asset Sales. The Issuer is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset

Sales. The Issuer must report annually to the Trustee on compliance with certain covenants in the Indenture.

         14. Successor Corporation.

         Pursuant to the Indenture, the ability of the Issuer to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

         15. Defaults and Remedies.

         If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

         16. Trustee Dealings with Issuer.

         The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

         17. No Recourse Against Others.

         A director, officer, employee, incorporator, limited or general partner or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer or under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         18. Authentication.

         This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

         19. Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         20. CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         21. GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THIS SECURITY AND ANY SUBSIDIARY GUARANTEE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         22. Units.

         Until the Separability Date (as defined below), this certificate shall also represent 342,000 shares of common stock of the Issuer (three shares per $1,000 principal amount at maturity of the 13 1/4% Senior Discount Notes due
2009). The Separability Date shall be the earlier of the following dates: (i) February 1, 1999; (ii) the date on which a registration statement with respect to a registered exchange offer for the Securities is declared effective under the Securities Act; (iii) the occurrence of an Event of Default; or (iv) such earlier date as determined by the Initial Purchaser in its sole discretion. On or after the Separability Date, this certificate shall represent only the 13 1/4% Senior Discount Notes due 2009.

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                       --------------------------------------------------------
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:                              Signed:
      --------------------                 -------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Security)


Signature Guarantee:(1)
                       ---------------------------------------------------------





------------------

(1)  Signature must be guaranteed by a member of the Medallion Signature
     Program.

                       OPTION OF HOLDER TO ELECT PURCHASE


If you the Holder want to elect to have this Security purchased by the Issuer, check the box: |_|

If you want to elect to have only part of this Security purchased by the Issuer, state the amount: $ __________



Dated:                              Signed:
      --------------------                 -------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Security)


Signature Guarantee:(2)
                       ---------------------------------------------------------





------------------

(2)  Signature must be guaranteed by a member of the Medallion Signature
     Program.

                                                                       EXHIBIT B


                         FORM OF LEGENDS FOR SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Any Global Security which represents the Initial Securities (and all Securities issued in substitution thereof) shall bear a legend in substantially the following form:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION

HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR AS LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                              SCHEDULE OF EXCHANGES


         The following exchanges of a part of this Global Security for Physical Securities have been made:

                                                    Principal Amount
               Amount of          Amount of         at Maturity         Signature of
               decrease in        increase          of this Global      authorized
               Principal Amount   in Principal      Security            officer of
               at Maturity        Amount at         following such      Trustee or
Date of        of this Global     Maturity of this  decrease            Securities
Exchange       Security           Global Security   (or increase)       Custodian
--------       ----------------   ----------------  ----------------    ------------